Exhibit 32.1

MORLEX, INC.
CERTIFICATION PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned hereby certifies that, to my knowledge, the annual report of Morlex, Inc. (the “Company”) on Form 10-KSB/A for the period ended December 31, 2007 (the “Annual Report”), as filed with the Securities and Exchange Commission on the date hereof, fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, as amended, and that the information contained in the Annual Report fairly presents, in all material respects, the financial condition and results of operations of the Company. This certification is provided solely pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, and shall not be deemed to be a part of the Annual Report or “filed” for any purpose whatsoever.

Date: October 24, 2008	/s/ Richard J. Berman
Richard J. Berman
Chairman of the Board
(Principal Executive Officer)